UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2018 (May 18, 2018)

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 688-0012
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
Compensatory Arrangements of Certain Officers.

Effective May 18, 2018, and consistent with the stockholders agreement (the "Stockholders Agreement") by and among ProPetro Holding Corp. (the "Company") and Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP and Energy Capital Partners II (Midland Co-Invest), LP (collectively, "Energy Capital Partners"), Schuyler Coppedge and Peter Labbat resigned as directors of the Company. Neither Mr. Coppedge nor Mr. Labbat resigned as a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices. In connection with their resignations, neither Mr. Coppedge nor Mr. Labbat will stand for reelection to the Board of Directors at the Company's Annual Meeting of Shareholders, scheduled for June 15, 2018, and any votes received with respect to Mr. Coppedge or Mr. Labbat will be disregarded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell General Counsel